                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               SIS Bancorp, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

SIS  BANCORP

-------------------------------------------------------------------------------
                                                              SIS Bancorp, Inc.
                                                               1441 Main Street
                                                          Springfield, MA 01103
March 19, 1997
                                                       Telephone (413) 748-8000


Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of the Stockholders (the "Annual Meeting") of SIS Bancorp, Inc. (the "Company") to be held on Wednesday, April 30, 1997 at 10:00 a.m. local time, at the Springfield Marriott Hotel, Springfield, Massachusetts.

The Annual Meeting has been called for the following purposes:

  1.  To elect two Directors for a three-year term;

  2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement for Annual Meeting of SIS Bancorp, Inc. Shareholders provides detailed information concerning the matters to be voted on at the Annual Meeting. Also, enclosed is the Company's 1996 SEC Form 10-K and 1996 Annual Report to Stockholders, which contain additional information and review of results for the fiscal year ended December 31, 1996.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Thank you for returning your proxy. We appreciate the support you have given the Company.

                                          Sincerely,


                                          /s/ John M. Naughton
                                          John M. Naughton
                                          Chairman of the Board

                               SIS BANCORP, INC.

                               1441 MAIN STREET
                       SPRINGFIELD, MASSACHUSETTS 01102
                           TELEPHONE: (413) 748-8000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON WEDNESDAY, APRIL 30, 1997

                               ----------------

                                                           Springfield,
                                                           Massachusetts
                                                           March 19, 1997

To the Holders of Common Stock of
SIS Bancorp, Inc.

  Notice is Hereby Given that the Annual Meeting of Stockholders of SIS Bancorp, Inc. will be held at the Springfield Marriott Hotel, 1500 Main Street, Springfield, Massachusetts at 10:00 a.m. local time on Wednesday, April 30, 1997 for the following purposes:

  1. Election of Directors: To elect two Directors, each for a three-year term (Proposal 1);

  2. Other Business: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 14, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors


                                          /s/ Michael E. Tucker
                                          Michael E. Tucker, Esquire
                                          Clerk

REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                        [SIS BANCORP LOGO APPEARS HERE]

                               1441 MAIN STREET
                       SPRINGFIELD, MASSACHUSETTS 01102

                               ----------------

                                PROXY STATEMENT
                                      FOR
               ANNUAL MEETING OF SIS BANCORP, INC. SHAREHOLDERS
                         TO BE HELD ON APRIL 30, 1997

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIS Bancorp, Inc., a Massachusetts corporation (the "Company") from the holders of outstanding shares of Company common stock, par value $.01 per share (the "Common Stock") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on Wednesday, April 30, 1997 at 10:00 a.m. local time, at the Springfield Marriott Hotel, 1500 Main Street, Springfield, Massachusetts, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors (Proposal 1), and to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 19, 1997.

  On June 21, 1996, the Company, which was organized by Springfield Institution for Savings, a Massachusetts stock savings bank (the "Bank"), for the purpose of reorganizing the Bank into a holding company structure, acquired 100% of the outstanding shares of the Bank's common stock, par value $1.00 per share, in a 1:1 exchange for shares of the Company's Common Stock. Upon the effectiveness of such share-for-share exchange on June 21, 1996 (the "Reorganization"), the Bank became a wholly-owned subsidiary of the Company and the Bank's former stockholders became stockholders of the Company. The Company Common Stock is included in the NASDAQ National Market system under the symbol "SISB".

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has set March 14, 1997 as the record date (the "Record Date"), for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of February 28, 1997, the most recent practicable date, there were approximately 1,136 holders of record of 5,707,200 shares of Common Stock of the Company outstanding which would be entitled to vote at the Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for transaction of business at the Annual Meeting. Each share of Common Stock will be accorded one vote. The affirmative vote of the holders of a plurality of the shares voted at the Annual Meeting is required to elect the Directors in Proposal 1. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted as "votes cast" for the purposes of electing Directors and, therefore, will not affect the election of Directors at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

  Stockholders of the Company are requested to complete, sign, date and return the accompanying proxy card in the enclosed envelope. Shares represented by proxies in the enclosed form will be voted as stockholders direct.

Executed proxies that contain no directions to the contrary will be voted in favor of the election of the two nominees of the Board of Directors to serve as Directors of the Company. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If other business should come before the Annual Meeting, the persons named as proxies have discretionary authority to vote the shares according to their best judgment.

  A shareholder who executes a proxy card may revoke it at any time before it has been exercised by (i) delivering a revocation in writing to the Clerk of the Company, Michael E. Tucker, at the address listed above, (ii) delivering a later-dated proxy or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

  The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. The solicitation of proxies by mail may be followed by telephonic or other oral solicitation of certain stockholders by officers or regular employees of the Company. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies. The Company has agreed to pay Morrow & Co., Inc. a fee of approximately $4,500.00 for services, and to reimburse Morrow & Co., Inc. for its reasonable expenses incurred in connection with the solicitation of stockholders.

  The Company is required to file an Annual Report for the fiscal year ended December 31, 1996 on Form 10-K with the Securities and Exchange Commission (the "SEC"). A copy of the Annual Report to the Shareholders for the fiscal year ended December 31, 1996 along with the Form 10-K (without exhibits) accompanies this Proxy Statement.

                 PROPOSAL 1--ELECTION OF A CLASS OF DIRECTORS

  At the Company's Annual Meeting, two directors will be elected, each for a three year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees.

  Under the Company's By-Laws, the number of Directors shall be set by a majority vote of the entire Board of Directors, which has set the number at 7. Under the Company's Articles of Organization and By-Laws, this number shall be divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. At the 1997 Annual Meeting, there are two (2) Directors to be elected to serve until the 2000 annual meeting of the Company's stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal.

  It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as Directors, but if for any reason any of the nominees named below should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK VOTED AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE NOMINEES AS DIRECTORS.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION FOR THE TWO (2) NOMINEES LISTED BELOW.

INFORMATION REGARDING DIRECTORS AND NOMINEES

  The following table sets forth certain information as of January 31, 1997 for each of the two nominees for election as Directors at the Annual Meeting and for those continuing Directors whose terms expire at the annual meetings of the Company's stockholders in 1998 and 1999. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

                          DIRECTOR OR
NAME, AGE & PRINCIPAL       TRUSTEE    EXPIRATION OF CURRENT       POSITION HELD
OCCUPATION                 SINCE(1)       THREE YEAR TERM           WITH COMPANY
---------------------     ----------- ----------------------- ------------------------
                                      NOMINEES
Sr. Mary Caritas             1980     1997--Nominee for term  Director
 (Geary), S.P., 73                     to expire in Year 2000
 Retired, former
 President &
 CEO of Mercy Hospital
John M. Naughton, 60         1991     1997--Nominee for term  Chairman of the
 Retired, former                       to expire in Year 2000  Board of Directors
 Executive
 Vice President,
 Massachusetts Mutual
 Life Insurance Co.
                                CONTINUING DIRECTORS
Charles L. Johnson, 58       1983     1998                    Director
 Consultant--Associated
 Energy Managers,
 investment management
 firm(2)
F. William Marshall,         1993     1998                    Director, President and
 Jr., 54                                                       Chief Executive Officer
 President & CEO,
 SIS Bancorp, Inc. and
 SIS Bank(3)
Thomas O'Brien, 57           1996     1999                    Director
 Dean, School of
 Management
 University of
 Massachusetts
William B. Hart, Jr., 53     1996     1999                    Director
 President, the Dunfey
 Group,
 an investment
 corporation
Stephen A. Shatz, 54         1986     1999                    Director
 Attorney, partner in
 Shatz, Schwartz &
 Fentin, P.C.

--------
(1) Each of the present Directors (including the named nominees) of the Company listed above with service as a Director prior to 1996 was also a Director of the Bank prior to the Reorganization. Any service noted prior to 1995 indicates the Director was a Trustee of the Bank before the Bank converted from mutual to stock form of organization in February 1995.
(2) Prior to June, 1995, Mr. Johnson was the Associate Treasurer of Smith College, Northampton, MA. He is also a Visiting Professor at Mount Holyoke College, South Hadley, MA.
(3) Prior to joining the Bank in 1993, Mr. Marshall served as Chairman and Chief Executive Officer of the Bank of Ireland First Holdings, Inc. and First NH Bank. Mr. Marshall is also on the board of MML Series Investment Fund and Mass Mutual Institutional Funds, which are investment companies registered under the Investment Company Act of 1940.

STOCK OWNED BY DIRECTORS AND MANAGEMENT

  The following table sets forth information as of January 31, 1997 with respect to the shares of Company Common Stock beneficially owned by each director, nominee for director and each of the named executive officers, and by all directors and executive officers as a group.

                                                AMOUNT AND          PERCENT OF
                                                 NATURE OF         COMMON STOCK
NAME AND POSITION(S) WITH COMPANY         BENEFICIAL OWNERSHIP(1) OUTSTANDING(2)
---------------------------------         ----------------------- --------------
Sister Mary Caritas (Geary), S.P.--
 Director...............................            5,395(3)            *
John M. Naughton--Director, Chairman of
 the Board..............................           17,000               *
Charles L. Johnson--Director............            8,520               *
F. William Marshall, Jr.--Director,
 President & CEO of the Company and the
 Bank...................................          101,512              1.76%
Thomas O'Brien--Director................            7,200               *
William B. Hart, Jr.--Director..........            4,800(4)            *
Stephen A. Shatz--Director..............           19,470(5)            *
B. John Dill, Jr.--Executive Vice
 President of the Bank, President of
 Colebrook Corporation..................           48,137(6)            *
John F. Treanor--Executive Vice
 President, Treasurer & Chief Financial
 Officer of the Company and Bank........           46,512               *
Frank W. Barrett--Executive Vice
 President of the Bank..................           53,637(7)            *
Gilbert Ehmke--Senior Vice President &
 Chief Investment Officer of the Company
 and the Bank...........................           16,307               *
All Nominee, Continuing Directors, Named
 Executive Officers and principal
 officers of SIS Bancorp, Inc. and SIS
 Bank as a group (24 persons)(8)........          515,044(8)           8.70%(8)

--------
(1) Unless otherwise noted in the footnotes to this table, each of the nominees, continuing Directors and Named Executive Officers have sole voting and investment power over the shares of Common Stock beneficially owned by them. The number reported includes shares, both vested and unvested, of Restricted Stock which were granted through the Restricted Stock Plan. The number also includes the following number of shares that the above listed Directors and/or officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's Stock Option Plan: Sr. Mary Caritas--1,320 shares;
    Mr. Naughton--2,000 shares; Mr. Johnson--1,320 shares; Mr. Marshall-- 48,000 shares; Mr. Shatz--1,320 shares; Mr. Dill--16,000 shares; Mr. Treanor--24,000 shares; Mr. Barrett--24,000 shares; Mr. Ehmke--8,000 shares. The number also includes the following shares allocated to Executive Officers under the Company's Employee Stock Ownership Plan:
    1,512.5 shares for each of Messrs. Marshall, Dill, Treanor, and Barrett and 707.0 shares for Mr. Ehmke.
(2) * indicates less than 1.00% of the Company's outstanding shares of Common Stock.
(3) Includes 1,850 shares owned jointly with Sr. Marie Thaddeus.
(4) Includes 600 shares owned by Mr. Hart's spouse as to which Mr. Hart disclaims beneficial ownership.
(5) Includes 12,500 shares owned by Mr. Shatz jointly with his spouse and 3,000 shares owned solely by his spouse.
(6) Includes 2,500 shares held by Mr. Dill's children and 3,125 held by the Anne M. Dill Trust, of which Mr. Dill is a co-Trustee and 1/3 beneficiary.
(7) Includes 625 shares held by Mr. Barrett's children.
(8) Reflects the inclusion in the calculation of all 194,680 shares that this group has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's Stock Option Plan.

BOARD OF DIRECTORS AND COMMITTEES MEETINGS

  Board of Directors: The Board of Directors of the Company consisted of the following seven (7) individuals: John M. Naughton (Chairperson), Sister Mary Caritas (Geary) S.P., William B. Hart, Jr., Charles L. Johnson, F. William Marshall, Jr., Thomas O'Brien, and Stephen A. Shatz. Following the Reorganization into a Holding Company form of organization, the Directors of the Company met 7 times in 1996.

  The Board of Directors of the Bank consisted of the following thirteen (13) individuals: John M. Naughton (Chairperson), Teresita Alicea, Mary Boland, Sister Mary Caritas (Geary) S.P., Donald F. Collins, William B. Hart, Jr., Paulette Henderson-Johnson, Charles L. Johnson, F. William Marshall, Jr., Thomas O'Brien, Gary P. Shannon, Stephen A. Shatz, John H. Southworth. The Board of Directors of the Bank met 11 times in 1996.

  Each of the committees of the Board of Directors of the Company is described below. Prior to the consummation of the Reorganization on June 21, 1996, the Board of Directors was of the Bank and the committees were of the Bank as noted below. All Director and Committee meetings noted for the Company were held after the June 21, 1996 Reorganization date. No Director attended fewer than 75% of the total number of applicable Board of Director meetings (both Bank and Company) held during its 1996 fiscal year and the total number of meetings held by committees on which he or she served during that time.

  Executive Committee. The Executive Committee of the Bank's Board of Directors in 1996 consisted of the following six Directors: F. William Marshall, Jr. (Chairperson); John M. Naughton; Sister Mary Caritas (Geary) S.P.; Gary P. Shannon; Stephen A. Shatz; and John H. Southworth. This committee meets approximately twice per month to review large loan proposals, the investment portfolio, and any off-balance sheet exposures of the Bank, and to generally exercise control and supervision in all matters pertaining to the interests of the Bank, subject at all times to the direction of the Board of Directors. This committee met 25 times in 1996. Since June 21, 1996, the Company's Executive Committee is made up of the entire Company Board of Directors, which are as listed above.

  Audit Committee. The Audit Committee of the Bank's Board of Directors in 1996 consisted of the following five members: Sister Mary Caritas (Geary) S.P. (Chairperson); Teresita Alicea; William B. Hart, Jr.; Charles L. Johnson; and Gary P. Shannon. This committee meets at least quarterly to review and audit functions in asset quality, corporate controls, corporate governance, and financial reporting controls. This committee met 5 times in 1996. The Company's Audit Committee consisted of the following three individuals: Sister Mary Caritas (Geary) S.P. (Chairperson), Charles L. Johnson, and William B. Hart, Jr. Following the Reorganization, the Company Audit Committee met 3 times in 1996.

  Compensation Committee. The Compensation Committee of the Bank's Board of Directors in 1996 consisted of the following four outside directors: John H. Southworth (Chairperson); Donald F. Collins; John M. Naughton; and Thomas O'Brien. The Compensation Committee meets on at least a semi-annual basis to exercise a broad oversight of human resource strategies, to examine and analyze the competitiveness of compensation programs, including short- and long-term incentive programs such as the stock option allocations and restricted stock grants. This committee met 4 times in 1996. The Company's Compensation Committee consisted of the following three outside Directors:
Thomas O'Brien (Chairperson); John M. Naughton and Sr. Mary Caritas (Geary) S.P. Following the Reorganization, the Company Compensation Committee met 2 times in 1996.

  CRA/Fair Lending Committee. The CRA/Fair Lending Committee of the Bank's Board of Directors in 1996 consisted of the following four outside directors:
Mary E. Boland (Chairperson); Donald F. Collins; Paulette Henderson-Johnson; and Charles L. Johnson. This committee meets at least 3 times per year to review the Bank's performance in ascertaining community needs, evaluate CRA performance, and generally assist the Bank in meeting its obligations under the Community Reinvestment Act. This committee met 3 times in 1996.

  Nominating Committee. The Nominating Committee of the Bank's Board of Directors in 1996 consisted of the following four outside directors: Gary P. Shannon (Chairperson); Mary E. Boland; Paulette Henderson- Johnson; John M. Naughton; and Stephen A. Shatz. This committee meets at least semi-annually to identify, with the approval of the full Board of Directors, candidates for Directors to be elected at each annual meeting of stockholders and also to consider stockholder proposals for such nominations. This committee met 2 times in 1996. The Company's Nominating Committee consisted of the following two outside Directors: John M. Naughton and Stephen A. Shatz. Following the Reorganization, this Committee did not meet during 1996.

  For information regarding procedures for submitting stockholder proposals, see "STOCKHOLDER PROPOSALS."

COMPENSATION FOR DIRECTORS

  Directors' Fees. The members of the Company's Board of Directors receive an annual retainer of $10,000.00 (including amounts paid by the Bank) while the Chairman of the Board receives an additional retainer of $2,500. Directors are also paid $400 (including amounts paid by the Bank) for each committee meeting attended, and if a Director attends more than one committee meeting immediately following the previous meeting on the same day, the initial meeting fee is $400 and the additional meeting fee is $200. The Chairperson of each committee will receive an additional $150 for each meeting attended. There is also a pro-rata deduction for any director's meetings not attended by a director. Directors who are employees of the Company are not eligible to receive any fees otherwise paid to Directors.

  Stock Option Grants to Directors. The Director Stock Option Plan for the Bank was adopted and assumed by the Company pursuant to the terms of the Reorganization. Under the terms of the Director Stock Option Plan, each non-employee Director of the Bank has been granted an option to acquire 6,600 shares of the Common Stock (except that the Chairman of the Board has been granted an option to acquire 10,000 shares) at the market price at the close of business on the effective date of the grant. Also under the Director Stock Option Plan new non-employee Directors of the Company and the Bank may receive options for 6,600 shares, subject to the availability of options. The option exercise price of options granted under the Director Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option, as determined in accordance with the Director Stock Option Plan. See "Executive Compensation--Stock Option Plan."

  Restricted Stock Grants to Directors. The Director Restricted Stock Plan of the Bank was adopted and assumed by the Company pursuant to the terms of the Reorganization. Under the terms of the Director Restricted Stock Plan, each non-employee Director of the Company and Bank was granted 2,200 shares of restricted Common Stock (except that the Chairman of the Board received a grant of 3,500 shares of restricted Common Stock). Also under the Director Restricted Stock Plan new non-employee Directors of the Company and the Bank may be awarded 2,200 shares of restricted Common Stock, subject to the availability of shares of such restricted Common Stock. See "Executive Compensation--Restricted Stock Plan."

EXECUTIVE OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

  The following table sets forth certain information regarding the executive officers of the Company and its subsidiaries. Each individual has occupied his or her office for at least the last five years, except as otherwise indicated.

        NAME             AGE       POSITION AND OFFICE WITH THE COMPANY       SINCE
        ----             ---       ------------------------------------       -----
F. William Marshall,      54 President & Chief Executive Officer, Director--  1993
 Jr.(1).................     SIS BANCORP, INC. and SIS BANK
Frank W. Barrett(2).....  57 Executive Vice President/Credit & Commercial     1994
                             Lending Group--SIS BANK
B. John Dill............  45 Executive Vice President--SIS BANK; President of 1987
                             Colebrook Corporation
John F. Treanor(3)......  49 Executive Vice President, Treasurer & Chief      1994
                             Financial Officer--SIS BANCORP, INC. and SIS
                             BANK
Gilbert F. Ehmke(4).....  37 Senior Vice President & Chief Investment         1995
                             Officer--
                             SIS BANCORP, INC. and SIS BANK
Henry J. McWhinnie(5)...  53 Senior Vice President/Human Resources Group--    1994
                             SIS BANK
Jeanne Rinaldo..........  47 Senior Vice President/Residential Mortgage       1992
                             Group--
                             SIS BANK
Christopher A.            52 Senior Vice President/Retail Banking Group--SIS  1995
 Sinton(6)..............     BANK
Michael E. Tucker(7)....  40 Senior Vice President, General Counsel & Clerk-- 1993
                             SIS BANCORP, INC. and SIS BANK

--------
(1) Mr. Marshall joined the Bank in May, 1993. He formerly served as Chairman and Chief Executive Officer of the Bank of Ireland First Holdings, Inc. and First NH Bank. Mr. Marshall served as a Trustee of the Bank from May, 1993 until the Conversion of the Bank to stock form on February 8, 1995.
(2) Mr. Barrett joined the Bank in January, 1994. He formerly served as Senior Vice President of Bank of Ireland First Holdings and First NH Bank.
(3) Mr. Treanor joined the Bank in August, 1994. He formerly served as Executive Vice President, Treasurer and Chief Financial Officer of Sterling Bancshares Corporation.
(4) Mr. Ehmke joined the Bank in February, 1995. He formerly served as Senior Vice President and Treasurer of Northeast Savings, F.A. in Hartford, Connecticut.
(5) Mr. McWhinnie joined the Bank in September, 1994. He formerly served as Senior Vice President Human Resources of Bristol Savings Bank in Bristol, Connecticut.
(6) Mr. Sinton joined the Bank in January, 1995. He formerly was Executive Vice President--Retail Banking Division of United Jersey Bank.
(7) Mr. Tucker has served as Clerk since 1995 and as Senior Vice President & General Counsel since December, 1993. Prior to that, he was Vice President and General Counsel since 1990.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the fiscal year ended December 31, 1996 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company and its subsidiaries (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                ANNUAL COMPENSATION   COMPENSATION AWARDS
                                -------------------- ----------------------
                                                     RESTRICTED  # OPTIONS
                                                        STOCK      /SARS       ALL OTHER
NAME & PRINCIPAL POSITION  YEAR  SALARY    BONUS(1)  AWARDS $(2) AWARDED(3) COMPENSATION(4)
-------------------------  ---- --------- ---------- ----------- ---------- ---------------
F. William Marshall,       1996   352,894   160,000          0     46,800       18,698
 Jr. ...................   1995   332,856   100,725    428,750     80,000       24,808
 President & Chief         1994   313,462   109,750        N/A        N/A       11,171
 Executive Officer of
 the Company and Bank
B. John Dill, Jr. ......   1996   195,000    39,000          0          0       32,676
 Executive Vice            1995   193,370    30,000    153,125     40,000       35,149
 President of the Bank,    1994   189,551    35,000        N/A        N/A       21,748
 President of Colebrook
 Corporation, a wholly-
 owned subsidiary of the
 Bank
John F. Treanor(5)......   1996   174,327    55,000     62,563     21,500       18,698
 Executive Vice            1995   157,308    40,000    153,125     40,000       13,082
 President & Chief         1994    50,769    25,000        N/A        N/A       13,968
 Financial Officer
 Treasurer of the
 Company and Bank
Frank W. Barrett........   1996   166,827    50,000          0     21,000       18,698
 Executive Vice            1995   157,308    35,000    183,750     40,000       21,145
 President Credit and      1994   148,846    37,000        N/A        N/A        6,953
 Commercial Lending
 Division of the Bank
Gilbert F. Ehmke(6).....   1996   128,615    30,000     32,750     18,400       17,153
 Senior Vice President &   1995   103,315    20,000     24,500      6,000          N/A
 Chief Investment          1994       N/A       N/A        N/A        N/A          N/A
 Officer of the Company
 and Bank

--------
(1) Amounts shown include cash compensation earned and received by the Named Executive Officers as well as amounts earned but deferred at the election of those officers. Bonuses shown for 1996 were allocated in 1996 and paid in 1997; for 1995 were allocated in 1995 and paid in 1996; for 1994 were allocated in 1994 and paid in 1995.
(2) Dollar amount shown for restricted stock awards in any year equals the number of shares of restricted stock awarded in such year multiplied by the market price for the Company's unrestricted stock on the applicable award date. This valuation does not take into account the diminution of value attributable to the restrictions applicable to the restricted shares. The restricted shares ordinarily vest over a 5 year period at a rate of 20% per year, commencing upon the first anniversary of the grant date; provided however that such vesting may be accelerated in the discretion of the Compensation Committee of the Company's Board of Directors if certain performance criteria are met. In addition to the ordinary 20% vesting, which occurred on June 1, 1996, with respect to shares awarded on June 1, 1995 to Messrs. Marshall, Barrett, Treanor, Dill and Ehmke, an additional 20% of such shares, and 40% of certain additional restricted shares awarded to Mr. Treanor on January 31, 1996 and Mr. Ehmke on January 1, 1996, vested on December 26, 1996 as a result of a decision of the Compensation Committee in connection with the satisfaction of such performance criteria. See "Compensation Committee Report". The number and dollar value of shares of restricted stock held by Named Executive Officers on December 31, 1996 which would normally vest within 3 years, absent any acceleration of such vesting, based on a closing price for the Company's common stock on December 31, 1996 of $22.875 per share, were as follows: (i) Mr. Marshall--21,000 shares ($480,375); (ii) Mr. Dill-- 7,500 shares ($171,562); (iii) Mr. Barrett--9,000 shares ($205,875); (iv) Mr.
    Treanor--9,600 shares

   ($219,600); (v) Mr. Ehmke--2,400 shares ($54,900). Dividends paid by the Company on shares of common stock will be paid on all restricted shares at the same rate as paid on unrestricted shares.
(3) The outstanding options become exercisable as follows: (i) options granted under the Company's long term incentive program to purchase shares granted to: Mr. Marshall--22,800; Mr. Barrett--9,000; Mr. Treanor--9,500; and Mr. Ehmke--5,400, will become fully exercisable on the third anniversary date of the grant, if certain performance criteria are satisfied; (ii) options granted on an ad-hoc basis (a) on January 31, 1996, granted to: Mr. Marshall--24,000; Mr. Barrett--12,000; Mr. Treanor--12,000, will become exercisable, provided certain criteria are met, at a rate of 33 1/3% on the grant date and 33 1/3% on each subsequent anniversary of the grant date, and (b) on January 1, 1996 granted to Mr. Ehmke--4,000, will become exercisable at a rate of 50% per year commencing upon the first anniversary of the grant date; and (iii) with respect to all other options outstanding, the underlying shares ordinarily become exercisable over a 5 year period at a rate of 20% per year, commencing upon the first anniversary date of grant; provided, however, that the ordinary five-year vesting schedule may be accelerated in the discretion of the Compensation Committee of the Company's Board of Directors if certain performance criteria are satisfied. In addition to the ordinary 20% vesting, which occurred on June 1, 1996, with respect to options granted on June 1, 1995 to Messrs. Marshall, Barrett, Treanor, Dill and Ehmke, such options, together with certain additional options granted to Mr. Ehmke on January 1, 1996, became exercisable with respect to an additional 20% of the underlying shares on December 26, 1996 as a result of a decision of the Compensation Committee in connection with the satisfaction of such performance criteria. See: "Compensation Committee Report". Notwithstanding any other terms of the grant of an option under the Management Stock Option Plan, all options granted thereunder shall become fully exercisable in any case, if not sooner becoming fully exercisable, upon the seventh anniversary of the date of grant.
(4) Amounts included here in 1996 include employer's match to the Bank's or subsidiary 401(k) Plan (Mr. Marshall--$2,375, Mr. Dill--$4,730, Mr. Treanor--$2,375, Mr. Barrett--$2,375, and Mr. Ehmke--$981); life insurance premiums under a split-dollar plan for Mr. Dill--$11,623-1996); relocation assistance (Mr. Treanor--$13,968-1994); and the value of shares allocated to the account of each Named Executive Officer under the Company's Employee Stock Ownership Plan (Mssrs. Marshall, Dill, Treanor, and Barrett--$16,323, and Mr. Ehmke--$16,172)
(5) Mr. Treanor joined the Bank in August, 1994.
(6) Mr. Ehmke joined the Bank in February, 1995.

  Stock Option Plans. The Company maintains a Management Stock Option Plan and a Directors Stock Option Plan (collectively the "Stock Option Plan"), which were originally approved by the Directors of the Bank and by the shareholders of the Bank at their 1995 annual meeting. Additional options for shares under the Management Stock Option Plan were authorized by the shareholders at their 1996 annual meeting. The Stock Option Plan was adopted and assumed by the Company, pursuant to the terms of the Reorganization. During 1996, changes to the Securities and Exchange Commission's regulations under Section 16(b)(3) of the Securities Exchange Act of 1934 prompted the Board of Directors of the Company to amend the Stock Option Plan to require the full Board to ratify options granted by the Compensation Committee under the Management Stock Option Plan.

  The Directors' portion of the Stock Option Plan authorizes the granting of stock options for 111,250 shares for issuance to non-employee Directors of the Company and the Bank. Under the terms of the Director Stock Option Plan, each non-employee Director of the Company and Bank has been granted an option to acquire 6,600 shares of Common Stock (except that the Chairman of the Board of the Company has been granted an option to acquire 10,000 shares) at a fair market price set as of the close of business on the date of each grant. The Management portion of the Stock Option Plan authorizes the granting of stock options for 695,000 shares for issuance to any officer or other employee of the Company and its subsidiaries as the Compensation Committee may determine, subject to ratification by the full Board of Directors of the Company. Subject to availability, additional awards may be made to officers or non-employee directors from time to time.

  The option exercise price of options granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option, as determined in accordance with the Stock Option Plan. The maximum option term is 10 years. Each option granted to a non-employee Director of the Company or Bank under the Director Stock Option Plan will be exercisable in installments of 20% per year commencing on the first anniversary of the date of grant. The Compensation Committee of the Company may establish the terms under which options granted under the Management Stock Option Plan become exercisable. Options granted under the Management Stock Option Plan, therefore, may be granted under the Company's long-term incentive program, in which case options will become fully exercisable on the third anniversary of the date of grant if certain performance criteria are satisfied (and otherwise on the seventh anniversary of the date of grant), or on an ad-hoc basis in which the terms of the option, including vesting schedules and conditions, if any, for vesting, may be as determined by the Compensation Committee (except that all such options must become fully exercisable in any case not later than the seventh anniversary of the date of grant). In addition, upon a change in control of the Company, all options granted under the Stock Option Plan will become immediately vested. No person may receive any incentive stock option if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of the Company unless the option price is at least 110% of the fair market value of the Common Stock and the exercise period of such incentive option is by its terms limited to five years.

  Payment for shares purchased under the Stock Option Plan may be made either in cash or cash equivalents, or, if permitted by the option agreement, by exchanging shares of Common Stock of the Company with a fair market value equal to or less than the total option price plus cash for any difference, or by a combination of the foregoing. Options generally also may be exercised by the optionee directing that certificates for the shares purchased be delivered to a licensed broker acceptable to the Company as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option. No fractional shares will be issued by the Company on exercise of options and no cash will be paid in lieu of any fractional shares.

  Options granted under the Stock Option Plan are not transferable and may be exercised only by the optionee during his or her lifetime. Options granted to non-employee Directors of the Company or Bank terminate upon the expiration of one year following the date on which the non-employee Director ceases to be a member of the Board by reason of death or permanent and total disability, or retirement at the maximum retirement age and otherwise on the date on which the non-employee Director ceases to be a member of the Board of Directors for any other reason. Options granted to employees of the Company and its subsidiaries terminate in accordance with the terms of the option as specified by the Compensation Committee in the grant, but in any case, not more than ten years after the date of grant.

  If the outstanding shares of the Common Stock are exchanged for a different number or kind of shares or securities of the Company, by reason of any reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in capital stock, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares subject to the Stock Option Plan, and for which options may be granted under the Stock Option Plan. Any such adjustment to outstanding options, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per-share option price.

  If the Company merges or consolidates with one or more corporation(s), or if the Company is liquidated or sells all or substantially all of its assets to another entity while any options remain outstanding, then the Compensation Committee in its discretion shall amend the terms of all outstanding options so that either (i) after the merger, consolidation or sale, each optionee is entitled to receive shares of common stock of the new entity to which he or she would have been entitled if he or she were a stockholder of the Company at the time of the merger, consolidation or sale, or (ii) all outstanding options shall be canceled as of the effective date of any such merger, consolidation or sale, provided that each optionee receives 20 days following the effective date of such transaction to exercise his or her options in accordance with their respective terms.

  The Board may amend the Stock Option Plan with respect to shares of Common Stock as to which options have not been granted; however, the Company's stockholders must approve any amendment that would

(i) increase the number of shares of Common Stock as to which options may be granted under the Stock Option Plan, (ii) change the requirements as to eligibility to receive options or price, amount, timing or vesting under awards to non-employee Directors, (iii) change the requirements as to eligibility to receive options for all other participants, (iv) reduce the minimum option price, or (v) increase the maximum term of options.

  The Board at any time may terminate or suspend the Stock Option Plan. Unless previously terminated, the Stock Option Plan will terminate automatically on May 31, 2005, the day before the tenth anniversary of the effective date of the Stock Option Plan. No termination, suspension or amendment of the Stock Option Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

  Restricted Stock Plan. The Company maintains a Management Restricted Stock Plan and a Directors Restricted Stock Plan (collectively the "Restricted Stock Plan"). The Restricted Stock Plan was approved by the shareholders of the Bank at their 1995 annual meeting. The Restricted Stock Plan was adopted and assumed by the Company pursuant to the terms of the Reorganization. During 1996, changes to the Securities and Exchange Commission's regulations under
Section 16(b)(3) of the Securities Exchange Act of 1934 prompted the Board of Directors of the Company to amend the Restricted Stock Plan to require the full Board to ratify awards of restricted shares granted by the Compensation Committee under the Management Restricted Stock Plan.

  Under the terms of the Restricted Stock Plan, 222,500 shares of authorized but unissued Common Stock, or approximately 4% of the shares of Common Stock issued in connection with the conversion, were reserved for issuance under the Restricted Stock Plan. Of such shares, 55,625 shares were reserved for issuance to non-employee Directors of the Company. As described below, restricted share awards made to employees of the Company and its subsidiaries will be based on the overall performance of the Company and evaluated as a component of the overall compensation to be paid to the such employees on an annual basis. Under the terms of the Restricted Stock Plan, each non-employee Director of the Company has been awarded 2,200 shares of Common Stock (except that the Chairman of the Board of the Company who was awarded 3,500 shares). Subject to availability, additional awards to either employees of the Company and its subsidiaries may be made by the Compensation Committee subject to ratification by the full Board of Directors of the Company from time to time.

  The shares awarded to a non-employee Director of the Company under the Restricted Stock Plan vest in installments of 20% per year commencing on the first anniversary of the date of grant. No non-employee Director may receive any restricted stock award if, at the time of the award, such non-employee Director owns directly or indirectly more than 10% of the total combined voting power of the Company. The Compensation Committee of the Company, subject to ratification by the full Board of Directors of the Company, may establish the terms under which shares awarded under the Management Restricted Stock Plan may vest.

  All shares of Common Stock awarded under the Restricted Stock Plan to non-employee Directors of the Company which have not yet vested terminate on the date the non-employee Director ceases to be a Director of the Company, except that if a non-employee Director ceases to be a Director as a result of reaching maximum retirement age, permanent disability or death, all shares become immediately vested. In addition, upon a change of control of the Company, all shares awarded under the Restricted Stock Plan will also become immediately vested.

                   OPTION/STOCK APPRECIATION RIGHTS ("SAR")
                          GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------------
                                                PERCENT OF TOTAL
                         NUMBER OF SECURITIES OPTIONS/SARS GRANTED EXERCISE OR             GRANT DATE
                          UNDERLYING OPTIONS    TO EMPLOYEES IN    BASE PRICE  EXPIRATION PRESENT VALUE
                           /SARS GRANTED(5)       FISCAL YEAR        ($/SH)       DATE       ($)(6)
          (A)                    (B)                  (C)              (D)        (E)          (F)
          ---            -------------------- -------------------- ----------- ---------- -------------
F. William Marshall,
 Jr.....................       24,000(1)             12.33%          $17.875   1/31/2006     110,028
                               22,800(2)             11.71%          $ 17.00   5/09/2006      99,410
B. John Dill............            --                 --                --          --          --
John F. Treanor.........       12,000(1)              6.16%          $17.875   1/31/2006      55,014
                                9,500(2)              4.88%          $ 17.00   5/09/2006      41,421
Frank W. Barrett........       12,000(1)              6.16%          $17.875   1/31/2006      55,014
                                9,000(2)              4.62%          $ 17.00   5/09/2006      39,241
Gilbert F. Ehmke........        9,000(3)              4.62%          $16.375    1/1/2006      37,798
                                5,400(2)              2.77%          $ 17.00   5/09/2006      23,544
                                4,000(4)              2.05%          $ 17.00   5/09/2006      17,440

--------
(1) Options granted on 1/31/96 under the Stock Option Plan are under an ad-hoc program and will become exercisable at a rate of 33 1/3% effective on the 1/31/96 grant date and thereafter 33 1/3% per year commencing on the first anniversary of the grant date, provided certain criteria are satisfied.
(2) Options granted on 5/9/96 under the Stock Option Plan are under the Company's long-term incentive program and will become fully exercisable on the third anniversary date of the grant, if certain performance criteria are satisfied
(3) Options granted on 1/1/96 under the Stock Option Plan will ordinarily become exercisable over a 5 year period at a rate of 20% per year, commencing upon the first anniversary date of grant, provided certain criteria are satisfied.
(4) Options granted on 5/9/96 under the Stock Option Plan are under an ad-hoc program and will become exercisable at a rate of 50% per year commencing on the first anniversary date of the grant, provided certain criteria are satisfied.
(5) In any event, all outstanding options must become fully exercisable no later than 7 years after the date of grant.
(6) The values assigned to each reported option grant shown on this table are computed using the Black-Scholes option pricing model. The calculated value assumes the following: risk-free rate of return of 6.42%; volatility of 24% calculated based on the 250 trading days prior to December 31, 1996; expected life of option of 5 years; an exercise price ranging from $16 3/8 to $17 7/8; and a dividend yield of 2 1/2%. It is important to note that the values shown are theoretical and the actual value of the option will depend upon the market value of the stock at the time it is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES VALUE OF UNEXERCISED
                                                                    UNDERLYING          IN-THE-MONEY
                                                                   UNEXERCISED          OPTIONS/SARS
                                                                   OPTIONS/SARS            AT FY-
                                                                  AT FY-END (#)          END ($)(1)
                                                               -------------------- --------------------
                         SHARES ACQUIRED ON                        EXERCISABLE/         EXERCISABLE/
          NAME              EXERCISE (#)    VALUE REALIZED ($)    UNEXERCISABLE        UNEXERCISABLE
          (A)                   (B)                (C)                 (D)                  (E)
          ----           ------------------ ------------------ -------------------- --------------------
F. William Marshall,
 Jr.....................          0                  0            40,000/86,800       379,699/723,298
B. John Dill, Jr........          0                  0            16,000/24,000       169,879/254,820
John F. Treanor.........          0                  0            20,000/41,500       189,849/350,499
Frank W. Barrett........          0                  0            20,000/41,000       189,849/347,566
Gilbert F. Ehmke........          0                  0             4,200/20,200        37,168/140,123

--------
(1) The value of unexercised, in-the-money options at December 31, 1996 is the difference between the closing price of the Common Stock on December 31, 1996 ($22.875 ) and the various per share exercise prices (ranging from $12.25 to $17.875) under such outstanding options, multiplied by the number of shares of the Common Stock subject to such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee for the Company for fiscal 1996 is comprised of three disinterested non-employee directors, Mr. Thomas O'Brien (chairman), Sr. Mary Caritas (Geary) S.P., and Mr. John M. Naughton. Mr. Naughton is also the Chairman of the Board of the Directors of the Company. Prior to the Reorganization, the Compensation Committee was that of the Bank and consisted of the following four disinterested non-employee directors: Mr. John H. Southworth (chairman), Mr. John M. Naughton, Mr. Donald F. Collins and Mr. Thomas O'Brien. All of the members of both the Company's and the Bank's Compensation Committees were also "outside" directors within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee of SIS Bancorp has responsibility for reviewing all aspects of the compensation program for executive officers of the Company and Bank. The Compensation Committee is comprised of three members of the Company's Board of Directors who are not employees of the Company and who do not receive additional renumeration for other services provided to the Company. The three non-employee members are listed above.

  The Compensation Committee's primary objective in the area of executive compensation is to provide a means of attracting and retaining executives with the experience and capabilities necessary for the Company to compete in a rapidly changing economic, competitive and regulatory environment. Specific responsibilities of the Compensation Committee are to establish policies and procedures for the compensation of executive officers, including the relationship of corporate performance to executive compensation and to approve the compensation programs for the Chief Executive Officer and describe the underlying rationale for such programs.

  The executive compensation program has three major components--base salary, annual incentive compensation, and long-term incentive compensation. Each of these components has a separate purpose and may have a different relative value depending on the particular executive position.

  Base salary is the fixed component of the package. Executives will be paid a base salary that is intended to be competitive with the external marketplace and to reflect the internal value of the position. The marketplace, as determined by the Compensation Committee, consists of banking and thrift institutions of similar size and complexity which compete for similar executive talent. In order to establish competitive arrangements, compensation data is compiled from published surveys and other available sources. This data provides a competitive range within which base compensation is managed.

  In addition to base salary, executive officers receive normal benefits pursuant to the Bank's pension plan, 401(k) Plan and the ESOP which are similar to all other employees.

  Annual incentive compensation is intended to reward an executive for achieving critical annual business objectives and/or meritorious performance. If performance meets or exceeds the annual business plan, total cash compensation (base plus annual incentive) may be greater than when the annual performance objectives are not met. By managing base compensation to the market and using annual incentive compensation to reward for performance, the Company should not overpay when performance falls below plan, but will be able to reinforce performance when the Company performs well. The amount of annual incentive award is earned on the basis of the Company's performance. For fiscal year 1997, the award will be tied to the level of net income realized. The actual award paid to the executive is dependent on the levels of Company performance and the assessment of each executive's individual plan. The Compensation Committee reviews and approves the performance plan and measures each year.

  The Compensation Committee believes that long-term compensation is vital in aligning management's and shareholders' interests in the creation of shareholder value, and to attract and retain the necessary executive talent. The long-term compensation program is composed of stock options and management restricted stock. Options and restricted shares are intended to signify the key roles of the executives in rebuilding and expanding the franchise, retaining these executives, and directly linking their compensation to the success of the Company. The Compensation Committee is responsible for overseeing the administration of the Management Stock Option Plan and Management Restricted Stock Plan. The Compensation Committee has, subject to final ratification of the full Board of Directors, the ability to allocate stock options and restricted shares among the Company's and Bank's executive officers and employees, and subject to certain conditions, accelerate the normal vesting schedule of outstanding options and restricted shares. Following a review of the Company's 1996 performance, and as a result of the Company's meeting certain performance goals previously set by this Committee, the Compensation Committee recommended and the full Board ratified a partial acceleration of outstanding options and restricted stock as of December 26, 1996, as more fully described with respect to the Named Executive Officers in notes (2) and (3) to the Summary Compensation Table above. It is expected that the primary vehicle to reward executive officers for long-term performance in the future will be through stock options.

  The Compensation Committee believes that its approach to executive compensation provides incentive to the Company's executive officers in accomplishing short- and long-term goals. At the same time, by establishing an effective mix between base salary and variable compensation, executive officers are encouraged to manage the business so as to protect the interests of the customer as well as the shareholders.

  The Chief Executive Officer's compensation package includes the elements discussed above. A formal annual incentive plan is in place under which the CEO is eligible to receive an annual incentive award of 30% of base salary at target. Depending upon bank performance, the CEO is eligible for a maximum award of 60% of base salary. For the year ending December 31, 1996, the Bank's performance exceeded the performance target and the Chief Executive Officer received an award equal to 46% of base salary.

  The Compensation Committee believes the CEO's compensation is consistent with the overall compensation strategy of the Company and serves to focus attention on creating shareholder value.

  The Compensation Committee is aware that Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation in excess of $1,000,000 paid in any single year to any of the Named Executive Officers, unless the excess compensation qualifies as "performance based" compensation. The Compensation Committee believes that the deductibility of compensation paid to the Company's executives is an important, but not the most important, factor in setting its executive compensation policy. Therefore, certain awards comprised in the executive compensation package (such as options awarded under the Management Stock Option Plan) are designed with the intention of qualifying as "performance based" compensation which will be deductible by the Company. Where certain components of the compensation package may not qualify as "performance based" and thereby may fail to be deductible (such as awards under the Management Restricted Stock Plan), the Compensation Committee has weighed that factor along with the effectiveness of the incentives provided by that component, and has determined that, taken as a whole, that component is an appropriate and integral part of the executive compensation package.

Respectfully submitted

Thomas O'Brien, Chairman
Sr. Mary Caritas, S.P.
John M. Naughton

COMPARATIVE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total return on the Common Stock with the cumulative total return of (i) a broad based equity market index, and (ii) a published industry index or peer group. The following graph shows the changes over the past two-year period (since the conversion of the Bank from a mutual to a stockholder-owned bank on 2/7/95) in the value of $100 invested in (a) the Company's Common Stock; (b) an industry peer group; and (c) the Standard and Poor's 500 Index.



                 [COMPARATIVE PERFORMANCE GRAPH APPEARS HERE]

                     02/08/95  03/31/95   06/30/95   09/29/95   12/29/95   03/29/96   06/29/96   09/30/96   12/31/96
Springfield Savings    $100    $114.94    $135.71    $159.74    $170.13    $177.92    $188.31    $233.77    $237.66
S&P 500 Index          $100    $106.96    $117.17    $126.49    $134.11    $141.30    $147.65    $152.21    $164.90
New England Banks      $100    $109.17    $128.99    $142.31    $155.57    $161.57    $168.36    $185.09    $216.90

EMPLOYMENT AGREEMENTS

  The Bank has entered into an employment and severance agreement (the "Employment Agreement") with Mr. F. William Marshall, Jr., President and Chief Executive Officer of the Bank (the "Executive"), and into employment and severance agreements (collectively, the "Agreements") with the executive vice presidents and senior vice presidents of the Bank which provide for the respective terms discussed below. The Employment Agreement and the Agreements establish, among other things, the compensation and/or severance compensation of these individuals and are intended to ensure that the Company and its subsidiaries will be able to maintain stable and competent management.

  The Employment Agreement provides for a three year term of employment which began in August 1994 with an automatic one-year extension at the end of each year unless prior written notice is provided by the Bank to the Executive or by the Executive to the Bank. Under the Employment Agreement, the Executive received a base salary of $325,000 beginning on April 1, 1994, which may be increased on an annual basis at the sole discretion of the Board of Directors of the Bank. In addition to such base salary, the Employment Agreement provides for, among other things, participation in annual bonus payments, disability pay, and participation in other welfare and employee benefit plans of the Bank.

  The Employment Agreement provides for termination by the Bank or the Executive with or without cause at any time. In the event the Bank chooses to terminate the Executive's employment without cause or if the Executive resigns from the Bank as result of a "change of control" (as defined below) or "for good reason," (defined to include (i) the failure of the Board of Directors to appoint or reappoint the officer to his or her stated offices, (ii) a material change in such officer's functions, duties or responsibilities causing the officer's position with the Bank to become one of lesser responsibility, importance, or scope, (iii) any reduction in base salary or a material reduction in other benefits, or (iv) a material breach of the Employment Agreement by the Bank), the Executive will be entitled to a lump sum severance payment equal to approximately three times for a "change in control" and two times, for "good reason" respectively, his highest base salary and bonus payment at any time during the term of employment. The Bank will also be required to continue the Executive's insurance and health coverage for up to three years, as well as other among things for which the Executive is entitled to receive reimbursement, and any other compensation or benefits under the Bank's plans to which is otherwise entitled (the "Standard Entitlements"). The Executive is also entitled to certain indemnification rights upon termination without cause. In the event of death, disability or retirement, the Executive (or his beneficiaries) is entitled to receive a specified portion of his base salary and bonus for limited periods of time, and/or the continuation of welfare benefits and the Standard Entitlements. In the event of a termination for cause (as defined in the Employment Agreement), the Executive will only be entitled to the Standard Entitlements and to certain indemnification rights. In the event of a voluntary termination (as defined in the Employment Agreement) by the Executive prior to the end of the employment term, he will only be entitled to such payments or benefits as he would have received if terminated for cause by the Bank.

  As an alternative to the termination and Standard Entitlements arrangements specified above, in the event that the Bank terminates the Executive's employment by not extending the term of the Employment Agreement in the manner specified therein, the Executive will be entitled to receive a lump sum severance payment equal to the greater of the amount to which he would have been entitled during the balance of his employment under the Employment Agreement, or his base salary and benefits for a period of six months.

  Under the Employment Agreement, the Bank has agreed to indemnify the Executive and hold him harmless, to the fullest extent permitted by law, as a consequence of his being involved in a legal action by reason of the fact that he is or was a trustee, Director or officer of the Bank. Such indemnification shall continue after the Executive shall cease to be an officer, trustee or Director of the Bank. In the event any payment or benefit received by the Executive in connection with a change of control would constitute "excess parachute payments" (as defined in Section 280G of the Code), the Bank would pay the Executive an additional sum equal to such excise tax as well as the Executive's federal, state and local income tax and payroll taxes imposed on such additional sum.

  The Agreements entered into by the Bank with all of its executive vice presidents and with all of its senior vice presidents provide for a one-year term with an automatic one year extension unless prior written notice is provided by the Bank to such officer or by such officer to the Bank. Under the Agreements, if, following a "change of control", the Bank chooses to terminate the officer's employment other than for cause or if the officer resigns from the Bank for "good reason," the officer will be entitled to a lump sum severance payment equal to (a) with respect to the senior vice presidents, such person's then applicable annual salary and (b) with respect to the executive vice presidents, two times such person's then-applicable annual salary. In the event of an involuntary termination of the officer other than for cause prior to the occurrence of a "change of control,"the officer will be entitled to a lump sum severance payment equal to, with respect to both the senior vice presidents and executive vice presidents, one year's salary at such officer's then-applicable annual salary.

  Under the Agreements, the Bank has agreed to indemnify each senior or executive vice president and hold him or her harmless (i) against reasonable costs, including legal fees, incurred by such officer in connection with such officer's consultation with legal counsel or arising out of any legal action in which such officer may be involved as a result of the Agreements and (ii) for all acts or omissions taken or not taken by such officer in good faith while performing services for the Bank to the same extent as other similarly-situated officers and Directors of the Bank or Company.

  For purposes of the Employment Agreement and the Agreements, a "change of control" of the Company would include the occurrence of any of the following events: (i) an event which would be required to be reported under Item 1 of Form 8-K with the Securities and Exchange Commission; (ii) certain events which would constitute a change in control for purposes of certain federal statutes and regulations; (iii) certain events which would have the effect of replacing a majority of the members constituting the Board of Directors; (iv) the approval by the Company's stockholders to become a party to certain mergers, reorganizations or consolidations; (v) the approval by the Company's stockholders of certain liquidation or dissolution proceedings or the sale of all or substantially all of the assets of the Company, or (vi) the solicitation of proxies from the Company's stockholders by someone other than the current management of the Company and without the approval of the Board, which person seeks to acquire the Company.

BENEFITS UNDER PLANS

  Employee Stock Ownership Plan. In connection with the conversion to a stockholder-owned entity on February 7, 1995 (the "Conversion"), the Bank established an employee stock ownership plan ("ESOP"), and it maintains the ESOP for all eligible employees of the Bank and its affiliates who are at least 21 years of age and are credited with at least 1,000 hours of service with the Bank or its affiliates. The ESOP currently has 443,737 shares of Common Stock available for distribution to participants in accordance with the terms of the ESOP (the "ESOP Shares"). Under the ESOP, the ESOP Shares will be allocated in the proportion that each participant's compensation bears to the aggregate compensation for all eligible participants, provided, however, that compensation for this purpose is deemed to be capped at $150,000 (subject to cost of living adjustments) and an employee's total allocation for the year under the ESOP and the Company's 401(k) plan cannot exceed $30,000.

  Each participant becomes vested in their ESOP account in installments of 20% for each year of service with the Bank and its affiliates after the effective date of the ESOP. Amounts forfeited by participants who fail to vest in their accounts will be reallocated to remaining participants in proportion to their compensation.

  Participants will be entitled to distribution of their vested benefits only following termination of employment or retirement, or attainment of age 70 1/2. Distributions will ordinarily be made in ESOP Shares, but a participant entitled to a distribution of fewer than 150 ESOP Shares may receive his or her distribution in cash.

  A committee appointed by the Board of Directors of the Bank administers the ESOP. The trustee of the ESOP is State Street Bank & Trust Company, Boston, Massachusetts. Under the ESOP, the Trustee is directed to vote all allocated ESOP Shares held in the ESOP in accordance with the instructions of the participants to whom such shares have been allocated and to vote unallocated shares and allocated shares for which voting instructions have not been received in proportion to the voting instructions received with respect to allocated shares. In addition, the trustee is directed under the ESOP to accept or reject tender offers with regard to allocated ESOP Shares in accordance with the instructions of the participants to whom such shares have been allocated and to follow such instructions on the same proportional basis with regard to both unallocated ESOP shares and those allocated ESOP shares with respect to which no instructions are received from the participants.

  As of January 1, 1997, 108,641 ESOP Shares have been allocated.

  The ESOP Shares were acquired in the Conversion with the proceeds of a $3,560,000 loan (the "ESOP Loan") made to the ESOP by Mechanics Savings Bank, a Connecticut stock savings bank ("Mechanics"). The ESOP Loan is scheduled to mature on January 31, 2005 and accrues interest at the "prime rate" as published in The Wall Street Journal from time to time. The principal of the ESOP Loan is payable semi-annually in 20 equal payments, and interest is payable quarterly during the term of the ESOP Loan. The ESOP Loan is secured by a pledge of all ESOP Shares, by a standby letter of credit issued by the Bank for the account of the Trustee naming Mechanics as beneficiary, and by a security interest in certain investment securities of the Bank. The Bank intends to make cash contributions to the ESOP from time to time in an amount at least equal to the debt service requirement of the ESOP Loan, to the extent that dividends paid by the Company on ESOP Shares and other earnings of the ESOP that may be so applied under applicable law and are so applied, are insufficient to meet the ESOP's debt service requirements. Each year, as the ESOP Loan is repaid, ESOP shares will be released for allocation to participant accounts in proportion to the amount of the ESOP Loan repaid for that year to the aggregate principal and interest to be paid over the entire term of the ESOP Loan.

  401(k) Plan. The Bank maintains a qualified 401(k) salary deferral plan for all eligible employees of the Bank and Colebrook Corporation who are at least 21 years of age and are credited with at least 1,000 hours of service with the Bank or its affiliates in a year. Each participant may elect to make salary deferral contributions to the 401(k) plan on a pre-tax basis. The Bank contributes a 25% match on contributions up to 6% of salary made by Bank employees, including Messrs. Marshall, Barrett, Treanor and Ehmke. Colebrook Corporation contributes a 50% match on contributions up to 6% of salary made by its employees, including Mr. Dill. Compensation for purposes of the 401(k) plan is deemed to be capped at $150,000 (subject to cost of living adjustments) annually. Employee salary deferral contributions to the 401(k) plan are immediately fully vested. The employer matching contribution for Bank employees vests in installments of 20% for each year of service with the Bank. The employer matching contribution for Colebrook employees vests in installments of 25% for each year of service with the Bank or its affiliates after the employee begins participation in the plan. Aggregate contributions to the accounts of an employee under the ESOP described above and the 401(k) plan cannot exceed $30,000 (subject to cost-of-living adjustments) annually.

  Pension Plan. The Bank provides a retirement plan for all eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees. Each employee reaching the age of 21 and having completed at least 1,000 hours in a twelve month period beginning with such employee's date of employment automatically becomes a participant in the retirement plan. Benefits under the retirement plan are 100% vested after five years of service. The Bank's pension plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and is intended to constitute a qualified pension plan under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

  The retirement plan is a qualified defined benefit plan under which an employee is not required to make any contributions to become a participant or to earn benefits under the plan. The benefits provided at age 65 to any participant will be based on the average of the participant's highest three consecutive years of cash compensation up to $150,000, as adjusted for cost-of-living increases ("Average Compensation"). The benefits provided at age 65 will equal 1.25% of Average Compensation plus 0.6% of Average Compensation in excess of Social

Security covered compensation for each year of service with the Bank up to a maximum of 25 years. Normal retirement age under the plan is 65; a reduced early retirement benefit is payable from age 50 to age 64 under certain circumstances. At January 1, 1997, the latest date for which information is available, the present value of accrued benefits was fully funded by the market values of related available assets.

  The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service. The average compensation shown reflects an average of the three highest consecutive years of compensation. Pension benefits are currently subject to the statutory annual maximum of $150,000, subject to cost-of-living adjustments. In addition, for the plan years beginning on or after January 1, 1995, annual compensation earned after that date in excess of $150,000.00 (subject to cost of living adjustments, which increased the limit to $160,000 for 1997) may not be used in the calculation of retirement benefits.

              ANNUAL PENSION BENEFIT BASED ON YEARS OF SERVICE(1)

                   AVERAGE                       10     15     20     25 YEARS
                 COMPENSATION                  YEARS  YEARS  YEARS  AND AFTER(2)
                 ------------                  ------ ------ ------ ------------
$60,000.......................................  9,445 14,168 18,891    23,614
$80,000....................................... 13,145 19,718 26,291    32,864
$100,000...................................... 16,845 25,268 33,691    42,114
$120,000...................................... 20,545 30,818 41,091    51,364
$125,000...................................... 21,470 32,206 42,941    53,676
$140,000...................................... 24,245 36,368 48,491    60,614
$150,000(3)................................... 26,095 39,143 52,191    65,239

--------
(1) The annual pension benefit is computed on the basis of a single life annuity.
(2) Maximum number of years of service recognized under the retirement plan is 25.
(3) Federal law does not permit benefit pension plans to recognize compensation in excess of $150,000 (subject to cost of living adjustments), for plan years beginning in 1994 and thereafter.

  The years of credited service for Mr. Marshall, Mr. Barrett, Mr. Treanor, and Mr. Ehmke are 3.25 years, 2.50 years, 2.0 years, and 1.5 years, respectively. Mr. Dill is not an active participant in this plan, but has 5.0 years of credited service from previous participation.

  Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan of the Bank (the "SERP") provides a select group of executive officers with a level of retirement benefit generally commensurate with that received by executives of similar banking organizations with similar responsibilities, under circumstances where such executive officer's qualified pension benefit is reduced or restricted by limitations imposed under the Internal Revenue Code, by virtue of such executive officer's transfer to employment with the Bank in mid-career, or otherwise. The eligible executive officers under the SERP are the Chief Executive Officer of the Bank, and such other executive officers as the Compensation Committee of the Board of Directors, upon the recommendation of the Chief Executive Officer, may select from time to time.

  The SERP provides an annual benefit at age 65 equal to 2.5% of the participant's final average earnings (averaged over the five years preceding his or her termination) multiplied by his or her years of service credited under the SERP, reduced by his or her Social Security benefit, his or her benefit under the Bank's qualified pension plan, and by benefits under any other plan or arrangement specified by the Compensation Committee (the "Offsetting Benefits"); however, when combined with the Offsetting Benefits and any other benefits specified by the Compensation Committee (such as benefits under a former employer's plans), the maximum benefit under the SERP cannot exceed 60% of the participant's final average earnings. Service is generally credited under the SERP for each year the participant is employed by the Bank or its subsidiaries, but the Compensation Committee may credit a participant with additional service (which may be conditional on the occurrence of certain events, such as a change in control), or may limit credit for years of service with the Bank prior to participation in the SERP. Messrs. Marshall and Barrett have been credited with five years of additional service under the SERP, at the time the SERP was adopted, to compensate them for the negative impact of a mid-career transfer to employment with the Company on their qualified benefit entitlements. In each case, their SERP benefit is subject to Offsetting Benefits from former employer's plans. Each member of the initial group of SERP participants will be credited with five years of additional service in the event of a change in control. In addition, the SERP provides for the funding of all benefits accrued for each participant through grantor trusts upon a change in control of the Bank.

                        ANNUAL BENEFIT PROVIDED BY SERP
                   (LIMITED TO 60% OF AVERAGE COMPENSATION)

         AVERAGE
       COMPENSATION        10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
       ------------        -------- -------- -------- -------- -------- --------
$125,000..................  31,250   46,875   62,500   75,000   75,000   75,000
$150,000..................  37,500   56,250   75,000   90,000   90,000   90,000
$175,000..................  43,750   65,625   87,500  105,000  105,000  105,000
$200,000..................  50,000   75,000  100,000  120,000  120,000  120,000
$250,000..................  62,500   93,750  125,000  150,000  150,000  150,000
$300,000..................  75,000  112,500  150,000  180,000  180,000  180,000
$400,000.................. 100,000  150,000  200,000  240,000  240,000  240,000
$450,000.................. 112,500  168,750  225,000  270,000  270,000  270,000
$500,000.................. 125,000  187,500  250,000  300,000  300,000  300,000

  The average compensation for purposes of this table is based on the highest average of the five consecutive years of service preceding retirement. The estimated credited years of service at retirement for each of the Named Executive Officers are as follows: Mr. Marshall--19 years; Mr. Barrett--15 years; and Mr. Treanor--18 years. Mr. Dill and Mr. Ehmke do not participate in the SERP.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

  The Company's policies do not prohibit loans to executive officers or Directors of the Company or its subsidiaries. Loans by the Bank are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as to those prevailing at the time for comparable transactions to other persons. All loans to executive officers and Directors must be approved by the Executive Committee of the Bank Board, and, if the credit request is greater than $500,000, by a majority of the Board of Directors of the Bank.

CERTAIN BUSINESS RELATIONSHIPS

  The Company and its subsidiaries have from time to time entered into transactions with businesses and other organizations which are affiliated with the Company's Directors. The terms and rates for all such transactions have been negotiated on an arms-length basis and are no less favorable than comparable transactions with other businesses or other organizations.

  During fiscal year 1996, the Company and its subsidiaries retained the law firm of Shatz, Schwartz & Fentin P.C. in which Mr. Shatz is a partner, to perform certain legal work for the Company and its subsidiaries. Fees and expenses paid directly by the Company or its subsidiaries to Shatz, Schwartz & Fentin P.C. during this period totaled approximately $296,180.76. The Company intends to continue to retain Shatz, Schwartz & Fentin P.C. for future legal work. The Bank has also engaged in transactions in which the fees and costs were paid by the borrowers of the Bank.

  In addition, the Company and its subsidiaries retained the law firm of Doherty, Wallace, Pillsbury & Murphy, P.C. ("DWPM") in which Mr. Shannon is a partner, to perform certain legal work for the Company and its subsidiaries during fiscal year 1996. Fees and expenses paid directly by the Company or its subsidiaries to Doherty, Wallace, Pillsbury & Murphy, P.C. during this period totaled approximately $412,135.00. This amount includes amounts reimbursed to DWPM for out-of-pocket expenses incurred on behalf of the Company by DWPM for payment for third party auctioneers, newspaper advertising and publication costs, etc. that are routinely involved in foreclosures. In cases involving foreclosure work on loans serviced by the Bank for secondary market investors, the Bank is reimbursed by those investors. In 1996, the amount reimbursed was $163,780.59. The Company intends to continue to retain Doherty, Wallace, Pillsbury & Murphy, P.C. for future legal work. The Bank has also engaged in transactions in which the fees and costs were paid by the borrowers of the Bank.

PROHIBITION ON BENEFICIAL OWNERSHIP OF FIVE PERCENT OF COMMON STOCK

  The Articles of Organization of the Company prohibits the ownership of more than 4.9% of the outstanding shares of any class of equity securities of the Company for a three-year period following the Conversion. Accordingly, as of February 28, 1997, the Company is not aware of any person or group acting in concert who owned in excess of 4.9% of the Company's Common Stock other than the ESOP, which holds approximately 8% of such outstanding shares.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company intended to be presented at the 1998 Annual Meeting of the Company must be received by the Company no later than November 19, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's By-Laws contain certain requirements as to timing and information that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must comply with.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of Price Waterhouse LLP, the Company's independent Certified Public Accountants, are expected to be present at the Meeting. They will be accorded the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Price Waterhouse became the auditors of the Company for the fiscal year ending December 31, 1996 upon the approval of the Audit committee.

                    STOCKHOLDERS' ANNUAL REPORT; FORM 10-K

  The Company's Annual Report (Form 10-K) for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. Copies, after they are filled with the SEC, may be obtained without charge by any stockholder of the Company upon written request to Ting Chang, Vice President--Investor Relations, SIS Bancorp, Inc., 1441 Main Street, Springfield, Massachusetts 01102.

                                 OTHER MATTERS

  Shares represented by proxies in the enclosed form will be voted as stockholders direct. Proxies that contain no directions to the contrary will be voted in favor of the election of the two nominees to serve as Directors of the Company. At the time of preparation of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for action at the Meeting. As stated in the accompanying proxy card, if any other business should come before the Meeting, proxies have discretionary authority to vote the shares according to their best judgment.

                           SECTION 16(A) COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of a Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon written representations of its directors and executive officers and copies of the reports that they have been required to file with the SEC the Company believes that during fiscal 1996, all filing requirements applicable to its executive officers, directors and greater than ten percent owners were complied with other than for Mr. Stephen A. Shatz, an outside director of the Company, who inadvertently failed to file with the SEC on a timely basis one required report covering the purchase by his spouse of 1,000 shares of Company common stock in July, 1996.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 19, 1997

                               SIS BANCORP, Inc.
                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIS BANCORP, INC.. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY, IF OTHERWISE PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1.


The undersigned, a stockholder of SIS Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoints F. William Marshall, Jr., John M. Naughton and Michael E. Tucker and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments thereof, to be held at the Springfield Marriott Hotel, 1500 Main Street, Springfield, Massachusetts, on Wednesday, April 30, 1997, at 10:00 a.m. local time, as specified herein as to each Proposal.



--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE*

                                                               Please mark
                                                               your vote as [X]
                                                               indicated in
                                                               this example

PROPOSAL 1: Election of Directors                      For All    Withheld From
            Nominees: Sr. Mary Caritas (Geary) S.P.   Nominees     All Nominees
            John Naughton                               [_]           [_]

FOR ALL NOMINEES Except as Noted Below (write name(s) of nominee(s) In the space provided below):
--------------------------------------------------------------------------------

I plan to attend the Meeting.      Mark here for address change
                             [_]   Please note address change below.  [_]



PROPOSAL 2: In their discretion, the proxies named herein are authorized to vote upon such other matters as may properly come before the meeting or any adjustments or postponements thereof.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED OFFICER.



SIGNATURE                         SIGNATURE                         DATE
         -------------------------         -------------------------    --------

--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE*